Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Second Quarter of 2017

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – May 12, 2017 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended April 1, 2017.

Total revenues for the three-month period ended April 1, 2017 were $34,478,000 versus $34,272,000 for the three months ended April 2, 2016. The three-month period ended April 1, 2017 includes revenues of $2,832,000 related to the Oyster House properties in Gulf Shores and Spanish Fort, AL which were acquired on November 30, 2016. The three-month period ended April 2, 2016 includes revenues of $1,205,000 related to Sequoia DC which was closed for renovation on January 1, 2017 and remained closed throughout the quarter.

Total revenues for the six-month period ended April 1, 2017 were $72,870,000 versus $71,264,000 for the six months ended April 2, 2016. Sequoia DC was opened for the first three months of the six–month period and generated revenue of $1,989,000. During the six–month period ended April 2, 2016 Sequoia generated revenue of $3,292,000. The six-month period ended April 1, 2017 includes revenues of $3,539,000 related to the Oyster House properties in Gulf Sores and Spanish Fort, AL which were acquired on November 30, 2016. Also, during the same six-month period ended April 2, 2016 revenue included $931,000 related to two properties, the V-Bar in Las Vegas and Center Café in Washington DC, that were closed during the period due to lease expirations.

Company-wide same store sales decreased 3.0% for the three-month period ended April 1, 2017 compared to the same three month period last year.

Restaurant operating loss was ($415,000) for the three-month period ended April 1, 2017 versus ($623,000) for the three months ended April 2, 2016.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period ended April 1, 2017 was $694,000 versus $589,000 during the same three-month period last year. Net loss for the three-month period ended April 1, 2017, after a tax benefit, was ($393,000), or ($0.11) per basic and diluted share compared to ($646,000) after a tax benefit, or ($0.19) per basic share and diluted share, for the same three-month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the six-month period ended April 1, 2017 was $4,794,000 versus $2,370,000 during the same six-month period last year. Of the increase in EBITDA, adjusted for non-cash stock option expense and non-controlling interests, $1,637,000 resulted from the recognition of a gain (discussed below) in connection with the sale of the real estate underlying our Rustic Inn, Jupiter, FL property. Without the gain related to the sale of real estate, EBITDA as adjusted for non-cash stock option expense and non-controlling interests would have been $3,157,000 for the six-month period ended April 1, 2017.

Net income for the six-month period ended April 1, 2017 was $1,341,000, or $0.39 per basic share , $0.38 per diluted share, after taxes compared to a net loss of ($324,000), or ($0.09) per basic share and diluted share, for the same six-month period last year.

On November 18, 2016, Ark Jupiter RI, LLC a wholly-owned subsidiary of the Company, entered into a Purchase Agreement for $5,200,000 to purchase the land and building in which the Company operates its Rustic Inn location in Jupiter, Florida. Concurrent with the execution of the purchase, Ark Jupiter RI, LLC entered into a Sale Agreement to sell this same property for $8,250,000. In connection with the sale, Ark Jupiter continues to operate the Rustic Inn under a temporary lease and 1065 A1A, LLC has entered into a temporary lease which expires on July 18, 2017.

On November 30, 2016, the Company, through newly formed, wholly-owned subsidiaries, acquired the assets of the Original Oyster House, Inc., a restaurant and bar located in the City of Gulf Shores, Baldwin County, Alabama and the related real estate and an adjacent retail shopping plaza and the Original Oyster House II, Inc., a restaurant and bar located in the City of Spanish Fort, Baldwin County, Alabama and the related real estate. The total purchase price was $10,750,000 plus inventory. The acquisition is accounted for as a business combination and was financed with a bank loan from the Company’s existing lender in the amount of $8,000,000 and cash from operations.

The Company is currently renovating its Sequoia restaurant in Washington DC. The interior of the restaurant seats approximately 400 with a separate event space for an additional 180 people. The interior will be operational the last week in May 2017. The exterior space has a seating capacity for 550 patrons and will be operational in early July of 2017. In addition, the Company is in the early stages of adding capacity to its Rustic Inn Fort Lauderdale property. The expansion of that property will not interfere with ongoing operations and will be completed in late spring or early summer of 2018. We have posted renderings of these two projects that can be viewed https://goo.gl/photos/xx45vRBJ4WvADJ8P8.

Ark Restaurants owns and operates 21 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, three are located in Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida, a restaurant, Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the

Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 26-week periods ended April 1, 2017 and April 2, 2016

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016

TOTAL REVENUES	$34,478	$34,272	$72,870	$71,264

COST AND EXPENSES:

Food and beverage cost of sales	9,836	9,191	19,587	18,783
Payroll expenses	12,670	12,895	25,626	26,088
Occupancy expenses	3,764	4,037	8,496	8,583
Other operating costs and expenses	5,126	4,924	9,992	9,486
General and administrative expenses	2,444	2,712	5,744	6,040
Depreciation and amortization	1,053	1,136	2,535	2,275

Total costs and expenses	34,893	34,895	71,980	71,255

RESTAURANT OPERATING INCOME (LOSS)	(415)	(623)	890	9

Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—

OPERATING INCOME (LOSS)	(415)	(623)	2,527	9

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	161	98	165	177
Other (income) expense, net	(162)	(160)	(189)	(222)
Total other income, net	(1)	(62)	(24)	(45)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(414)	(561)	2,551	54

Provision (benefit) for income taxes	(127)	(103)	753	35

CONSOLIDATED NET INCOME (LOSS)	(287)	(458)	1,798	19

Net income attributable to non-controlling interests	(106)	(188)	(457)	(343)

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(393)	$(646)	$1,341	$(324)

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.11)	$(0.19)	$0.39	$(0.09)
Diluted	$(0.11)	$(0.19)	$0.38	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,424	3,418	3,423	3,418
Diluted	3,424	3,418	3,541	3,418

EBITDA Reconciliation:
Restaurant operating income (loss)	$(415)	$(623)	$890	$9
Other income (expense), net	1	62	24	45
Restaurant income (loss) before provision (benefit) for income taxes	(414)	(561)	914	54
Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—
Pre tax income (loss)	(414)	(561)	2,551	54
Depreciation and amortization	1,053	1,136	2,535	2,275
Interest expense, net	161	98	165	177
EBITDA (a)	$800	$673	$5,251	$2,506

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$800	$673	$5,251	$2,506
Net income attributable to non-controlling interests	(106)	(188)	(457)	(343)
Non-cash stock option expense	—	104	—	207
EBITDA, as adjusted	$694	$589	$4,794	$2,370

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.